Exhibit 99.2

PennyMac Mortgage Investment Trust November 5, 2014 Third Quarter 2014 Earnings Report

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3 Q14 Earnings Report 2 This presentation contains forward - looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 , as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change . Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward - looking statements . Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein . Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to : changes in our investment objectives or investment or operational strategies ; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets ; changes in general business, economic, market, employment and political conditions or in consumer confidence ; declines in residential real estate or significant changes in U . S . housing prices or activity in the U . S . housing market ; availability of, and level of competition for, attractive risk - adjusted investment opportunities in residential mortgage loans and mortgage - related assets that satisfy our investment objectives ; concentration of credit risks to which we are exposed ; the degree and nature of our competition ; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities ; availability, terms and deployment of short - term and long - term capital ; unanticipated increases or volatility in financing and other costs ; the performance, financial condition and liquidity of borrowers ; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties ; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest ; increased rates of delinquency, default and/or decreased recovery rates on our investments ; increased prepayments of the mortgages and other loans underlying our mortgage - backed securities and other investments ; the degree to which our hedging strategies may protect us from interest rate volatility ; our failure to maintain appropriate internal controls over financial reporting ; our ability to comply with various federal, state and local laws and regulations that govern our business ; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly - traded companies ; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules ; changes in government support of homeownership ; changes in government or government - sponsored home affordability programs ; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs ; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U . S . federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U . S . federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules ; and the effect of public opinion on our reputation . You should not place undue reliance on any forward - looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company undertakes no obligation to publicly update or revise any forward - looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only . Forward - Looking Statements

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3 Third Quarter Highlights • Net income of $54.9 million on net investment income of $106.5 million – Diluted earnings per share of $0.69; return on equity of 14% – Dividend of $ 0.61 per share declared on September 18, 2014 – Book value per share grew to $21.42 at September 30, 2014 • Segment pretax income: Investment Activities: $55.1 million; Correspondent Production: $2.8 million • Continued focus on multiple residential mortgage - related strategies, deploying capital in attractive investments: – Mortgage servicing rights (MSRs) and excess servicing spread (ESS) investments, related to $60 billion in UPB, grew to $533 million at September 30, 2014 o Added $40 million in new MSR investments resulting from correspondent production activities o Invested $ 9 million in ESS on mini - bulk and flow acquisitions of Agency MSRs by PennyMac Financial Services, Inc. (PFSI ) related to $1.6 billion in UPB – Correspondent loan acquisitions increased in Q3, including a 109% increase in prime jumbo acquisitions – Opportunistic acquisition of $54 million in non - agency MBS backed by prime jumbo loans • Generated $172 million of cash proceeds from the liquidation of mortgage loans and REO – Sold a pool of performing loans, which generated $66 million in cash proceeds 3 Q14 Earnings Report

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1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 3.98% 3.0% 3.5% 4.0% 4.5% 5.0% 01/13 04/13 07/13 10/13 01/14 04/14 07/14 10/14 4 Current Market Environment and Outlook Average 30 - year fixed rate mortgage (1) Home Inventory (2) as a Percentage of Households 3 Q14 Earnings Report • Interest rates have remained low, driven by global economic weakness and geopolitical concerns ‒ Mortgage rates remain very low in a historical context ‒ Continue to aid refinance activity • While home price appreciation has moderated, improving values across the U.S. are expected to continue ‒ Supply of available homes remains historically low; new construction has not kept pace with household formation ‒ Improving U.S. economic conditions (employment, wages in key demographic cohorts) will be a positive contributor • The prime jumbo market has begun to improve relative to the first half of 2014 • Increasing emphasis by FHFA (as regulator of Fannie Mae and Freddie Mac) and the FHA on expanding the availability of mortgage credit • Continued scrutiny of nonbank mortgage companies, with concerns that they have adequate capital, capabilities, and governance systems (2) Inventory of new and existing homes Source : Census Bureau, National Association of Realtors, PennyMac analysis (1) Source: Freddie Mac Primary Mortgage Market Survey. 3.98 % as of 10/30/14 .

4

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$725 $19 $143 $80 ($226) ($67) ($129) ($507) $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Cash generated from investing and operating activities Net change in debt financing Equity raised Net cash used in correspondent loan production Other operating activities Dividend payments New investments in MSRs, ESS, MBS and NPLs Net change in cash 3Q14 Earnings Report 6 PMT Continues to Deploy Cash Into Attractive New Investments ($507) (4) (1 - 5) Please see page 27 for detailed descriptions. Note: Figures may not sum exactly due to rounding. Cash Flows – YTD 2014 ($ millions) (5) (3) (1) (2)

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$3,761 $3,886 $3,827 $4,402 $4,160 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 3Q13 4Q13 1Q14 2Q14 3Q14 7 PMT's Investment Portfolio Continues to Diversify • More than half of PMT’s investments remain distressed whole loans and REO – expected to continue delivering attractive returns • Interest rate risk - sensitive assets (correspondent loan inventory, RMBS, securitization retained interests and MSRs/ESS) include complementary sensitivities to changes in interest rates Leverage ratio (1) 1.8x 1.8x 1.6x 2.0x 1.8x (1) All borrowings, including exchangeable senior notes and asset - backed secured financing of the variable interest entity, divided by shareholders’ equity at period end. Mortgage Assets ($ in millions) PMT’s L ong - Term Investments Ŷ Retained interests from private - label securitizations Ŷ MSRs and ESS Ŷ Agency and non - Agency RMBS Ŷ Distressed whole loans and REO 3 Q14 Earnings Report Correspondent loan inventory

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Mortgage Investment Activities

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Focus on Maximizing Returns in Distressed Whole Loans

- Continue to evaluate additional opportunities to acquire distressed whole loans
  - Supply of new distressed whole loan opportunities has remained steady
  - Recent NPL transactions in the market rely more heavily on home price appreciation during the liquidation timeframe and use of leverage in order to achieve acceptable returns
  - We remain disciplined in pursuing new investments that meet our targeted returns
- Continue to manage existing investments to their optimal resolution
  - Utilize PFSI's special servicing platform to get distressed loans to perform and keep them performing where they have value in the whole loan markets
  - Completed the sale of performing loans totaling $80 million in UPB during the quarter
  - HUD recently extended the FHA negative equity refinance program which is an important tool for underwater borrowers

Distressed Whole Loan Acquisitions



(UPB; $ in millions)
$1,000
$800
$600
$400
$200
$0
$930
$507
$436
$38
$0
3Q13
4Q13
1Q14
2Q14
3Q14

Distressed Loan Portfolio at 9/30/14[1]



(UPB; $ in millions)
Nonperforming Loans $2,199
Performing Loans(2) $847
Performing Loans Sold $80
All of the loans sold had at least 12 consecutive months in "current" payment status

(1) Nonperforming and performing loan portfolios UPBs shown are as of September 30, 2014. Performing loans sold reflects the UPB of the loans sold during the quarter and were not part of the distressed loan portfolio at September 30, 2014.
(2) Includes loans that are current through 89 days delinquent.

PennyMac®
3Q14 Earnings Report | 9

$3.6 $2.4 $1.9 $2.9 $3.5 $4.0 $3.3 $2.9 $4.0 $4.4 $6.7 $6.0 $5.5 $8.1 $8.4 $0 $2 $4 $6 $8 $10 3Q13 4Q13 1Q14 2Q14 3Q14 Govt Jumbo Conventional Conforming Total Locks Correspondent Production Volume and Mix 10 Correspondent Business Added Seller Relationships and Grew Volume (1) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee . (2) Debt - to - income ratio ($ in billions) UPB • Correspondent acquisitions totaled $8.1 billion, up 15% Q/Q – Conventional conforming and jumbo acquisitions were $3.7 billion; locks were $3.8 billion – Total lock volume of $8.4 billion, up 3 % Q/Q – Low mortgage rates continued to aid refinance activity – Jumbo loan acquisitions more than doubled Q/Q to $169 million • October correspondent acquisitions totaled $2.8 billion; locks totaled $2.8 billion (1) (1) 3 Q14 Earnings Report Correspondent production business partners Selected Operational Metrics 2Q14 316 82% 3Q14 342 Purchase money loans, as % of total acquisitions 79% Conventional Jumbo WA FICO WA DTI Selected Credit Metrics for 3Q14 743 775 35% 32% (2)

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Correspondent Production Revenues Improved But Margins Remain Tight

Correspondent Production Segment ($ in thousands)	Quarter Ended Sept 30, 2014	As % of Interest Rate Lock Commitments[1]
Revenues:		
Net gain on mortgage loans acquired for sale	$ 9,509	0.25%
Net interest income	4,067	0.11%
Other income	6,524	0.17%
	$ 20,100	0.54%
Expenses:		
Loan fulfillment, servicing, and management fees payable to PennyMac Financial Services, Inc.	$ 15,900	0.42%[2]
Other	1,410	0.04%
	$ 17,310	0.46%
Pretax income	**$ 2,790**	**0.07%**

Note: Figures may not sum exactly due to rounding

- Pretax income continues to reflect strong competition in the correspondent market for conventional conforming loans
  - Revenues increased from 0.42% of interest rate lock commitments in 2Q14
  - Short inventory holding periods and low-cost debt financing produce solid returns on equity and an ongoing MSR investment for PMT
- Fulfillment fee expense rose $3.1 million Q/Q due to a 23% increase in conventional funding volume; average fulfillment fee paid for the quarter was 42bp, unchanged from 2Q14[2]

[1] Conventional conforming and jumbo interest rate lock commitments.
[2] Fulfillment fees are based on funding volumes. Contractual fulfillment fee is in general 0.50% of the funding of conventional and jumbo loans, subject to reductions at specified volumes and discretionary reductions by PFSI. The average fulfillment fee paid by PMT during the quarter was 0.42% of loans funded.

PennyMac® 3Q14 Earnings Report | 11

$273 $429 $452 $506 $533 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $0 $100 $200 $300 $400 $500 $600 3Q13 4Q13 1Q14 2Q14 3Q14 MSR and ESS Investments Continue to Grow 12 ($ in millions) • Continued portfolio growth as investments in MSR and ESS reached $533 million, related to underlying loans with a UPB of $60 billion, at September 30, 2014 – Organic growth in MSR investments resulting from correspondent production activity – New investments in ESS resulting from mini - bulk and flow MSR acquisitions by PFSI MSR and ESS Assets at Period End Fair value on balance sheet Related UPB Ŷ MSRs Ŷ Excess servicing spread (ESS) Ŷ UPB (right axis) 3 Q14 Earnings Report

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Financial Results

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Investment Correspondent Total Pretax ($ in millions) Activities Production Income 3Q13 36.4$ (0.3)$ 36.1$ 4Q13 48.4$ 6.3$ 54.7$ 1Q14 33.1$ 3.1$ 36.3$ 2Q14 70.9$ 2.4$ 73.3$ 3Q14 55.1$ 2.8$ 57.9$ 14 Pretax Income by Operating Segment Note: Figures may not sum exactly due to rounding 3 Q14 Earnings Report

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3Q14 Investment Activities Segment Results

($ in thousands)	Quarter Ended September 30, 2014	June 30, 2014
Revenues:		
Net gain on investments:		
Mortgage loans at fair value	$ 81,296	$ 71,851
Mortgage loans held by variable interest entity net of asset-backed secured financing	(1,554)	5,610
Mortgage loans under forward purchase agreements at fair value	-	1,743
Mortgage-backed securities	(1,957)	1,467
Excess servicing spread investment	(7,395)	(7,537)
	70,390	73,134
Net interest income		
Interest income	33,509	44,434
Interest expense	18,360	18,485
	15,149	25,949
Net loan servicing fees	10,533	8,758
Other	(9,642)	(2,696)
Total revenues	86,430	105,145
Expenses:		
Servicing and Management fees payable to PennyMac Financial Services, Inc.[1]	21,545	22,776
Other	9,744	11,462
Total expenses	31,289	34,238
Pretax income	**$ 55,141**	**$ 70,907**

[1] Servicing fees include both special servicing for PMT's distressed portfolio and subservicing for PMT's mortgage servicing rights

[2] Capitalized interest from loan modifications increases interest income and generally reduces gains from loan valuations

- Strong results – revenues and pretax income were 2nd largest in PMT's history
- Segment revenue decreased 18% Q/Q:
  - Net gain on investments decreased 4% Q/Q, driven by:
    - Higher valuation gains on distressed loans partially offset by losses on ESS, MBS, and retained interests from jumbo securitization
  - Net interest income down 42% Q/Q, driven by a decline in modification activity
    - Capitalized interest from loan modifications totaled $10.5 million versus $18.1 million in 2Q14[2]
  - Net servicing fee revenue increased 20% Q/Q from a growing servicing portfolio
    - Negative impact from MSR valuation changes smaller versus 2Q14
- Expenses fell 9% Q/Q:
  - Loan servicing fees declined 13% due to distressed loan runoff and sales
  - Management and incentive fees rose 7%
  - Lower fees and costs related to the administration and sale of seasoned distressed loans

PennyMac® 3Q14 Earnings Report | 15

Investment Gains and Cash Flows from the Distressed Loan Portfolio

- Net gains on distressed loans totaled $81.3 million, an increase from $73.6 million in 2Q14, due to:
  - Improved progression of distressed loans toward their ultimate resolution
  - Strong investor demand for performing loans
  - Improvements in both current-period and projected home prices

Net Gains on Mortgage Loans

($ in thousands)	Quarter ended September 30, 2014		Quarter ended June 30, 2014	
Valuation Changes:				
Performing loans	$	23,255	$	39,123
Nonperfoming loans		51,913		24,587
		75,168		**63,710**
Payoffs		5,866		7,490
Sales		262		2,395
	$	**81,296**	**$**	**73,595**

- Cash proceeds from liquidation activity on loans and REO totaled $172.1 million
  - Excluding the sale of performing loans, cash proceeds were $106.5 million
  - Accumulated gains on assets liquidated during the quarter were $23.4 million, and gains on liquidation were $9.8 million

Cash Proceeds and Gain on Liquidation

($ in thousands)	Quarter ended September 30, 2014					
	Proceeds		Accumulated gains[(1)]		Gain on liquidation[(2)]	
Mortgage loans	$	58,580	$	6,857	$	5,857
Performing loan sale		65,668		14,549		271
REO		47,891		2,003		3,713
	$	172,139	$	23,409	$	9,841

(1) Represents valuation gains and losses recognized during the period we held the respective asset, but excludes the gain or loss recorded upon sale or repayment of the respective asset
(2) Represents the gain or loss recognized as of the date of sale or repayment of the respective asset

PennyMac® 3Q14 Earnings Report | 16

At 9/30/14 Under lower of amortized cost or fair value Under fair value Fair value UPB $26,459 $5,803 $27,702 Weighted average coupon 3.77% 4.78% 4.22% Prepayment speed assumption (CPR) 8.6% 10.1% 10.8% Weighted average servicing fee/spread 0.26% 0.25% 0.16% Fair value $312.2 $57.9 $187.4 As multiple of servicing fee 4.60 3.95 4.40 Carrying (accounting) value $288.0 $57.9 $187.4 ($ in millions) Mortgage Servicing Rights Excess Servicing Spread 17 Valuation of MSRs and Excess Servicing Spread (ESS) • PMT carries most of its MSRs at the lower of amortized cost or fair value (LOCOM) – MSRs where the note rate on the underlying loan is less than or equal to 4.5% • The fair value of MSRs carried at LOCOM was $24.2 million in excess of the carrying value at September 30, 2014, compared to $20.5 million at June 30, 2014 – Fair value of the MSRs in excess of carrying value increased due to higher mortgage rates at September 30, 2014, compared to the prior quarter end 3 Q14 Earnings Report

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3Q14 Correspondent Production Segment Results

($ in thousands)	Quarter Ended September 30, 2014	June 30, 2014
Revenues:		
Net gain on mortgage loans acquired for sale	$ 9,509	$ 10,222
Net interest income		
Interest income	7,727	5,585
Interest expense	3,660	4,881
	4,067	704
Other income	6,524	4,485
Total revenues	20,100	15,411
Expenses:		
Loan fulfillment fees and management fees payable to PennyMac Financial Services, Inc	15,900	12,749
Other	1,410	265
Total expenses	17,310	13,014
Pretax income	**$ 2,790**	**$ 2,397**

- Segment revenue totaled $20.1 million, a 30% increase from 2Q14
  - Net gain on mortgage loans declined 7% Q/Q
    - Conventional loan market remains very competitive
- Expenses increased 33% from 2Q14:
  - Higher fulfillment fees from increased conventional conforming and jumbo loan acquisitions
    - Average fulfillment fee remained 42bp in 3Q14
- Other expenses and other income both increased $0.7 million Q/Q due to structural changes in the collection and payment of certain third-party fees, which were previously offset in expenses and are now recorded as other revenue and expenses

PennyMac® 3Q14 Earnings Report | 18

Appendix

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$0.79 $0.81 $0.83 $0.90 $0.86 $0.57 $0.69 $0.50 $0.93 $0.69 $0.55 $0.57 $0.57 $0.57 $0.57 $0.57 $0.59 $0.59 $0.59 $0.61 $21.42 $18.00 $19.00 $20.00 $21.00 $22.00 $0.00 $0.25 $0.50 $0.75 $1.00 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 Diluted EPS (left axis) Dividend (left axis) Book value per share (right axis) 20 Demonstrated Track Record of Dividends and Growing Book Value 16% 17% 18% 18% 11% 14% 10% 14% Return on Equity (2) (1) At period end. Book value per share in 4Q13 was reduced by two dividends declared in that quarter. (2) Return on average equity during the respective quarter; return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period. 19% 17% Book value per share (1) EPS & Dividend 3 Q14 Earnings Report

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Opportunity for PFSI and PMT in MSR Acquisitions 21 Why Are MSR Sales Occurring? How Do MSRs Come to Market? • Large banks are selling MSRs due to continuing operational pressures, higher regulatory capital requirements (treatment under Basel III) and a re - focus on core customers/businesses • Independent mortgage banks are selling MSRs due to reduced origination volumes, operational losses, and a need for capital • Intermittent large bulk portfolio sales ($10+ billion in UPB) – Require considerable coordination with selling institutions and Agencies • Mini - bulk sales (typically $500 million to $5 billion in UPB) – Increased activity as originators sell MSRs retained in 2012 and 2013 • Flow/co - issue MSR transactions (monthly commitments, typically $ 20 - 100 million in UPB) – Alternative delivery method typically from larger independent originators Which MSR Transactions Are Attractive? • GSE and Ginnie Mae servicing in which PFSI has distinctive expertise • MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party) • Measurable rep and warranty liability for PFSI PFSI is uniquely positioned be the successful acquirer of MSRs • Proven track record of complex MSR and distressed loan transfers • Operational platform that addresses the demands of the Agencies, regulators, and financing partners • Physical capacity in place to service $200 billion in UPB • Co - investment opportunity for PMT in the excess servicing spread 3 Q14 Earnings Report

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Management of PMT's Interest Rate Risk(1)



% change in PMT shareholders' equity
Estimated Sensitivity to Changes in Interest Rates
At 9/30/14
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-100
-75
-50
-25
0
25
50
75
100
Instantaneous parallel shock in interest rates (in bps)
"Long" Assets(2)
MSRs/ESS and Hedges(3)
Net Exposure(4)

- PMT's interest rate risk exposure is managed on a "global" basis
  - Disciplined hedging
  - Multiple mortgage-related investment strategies with complementary interest rate sensitivities
- In a hypothetical 100 bps drop in interest rates, the estimated fair value loss would be less than 1% of shareholders' equity(1)

(1) Analysis does not include PMT assets for which interest rates are not a key driver of values, i.e., distressed whole loans and REO. The sensitivity analyses on the slide and the associated commentary are limited in that they are estimates as of September 30, 2014; only reflect movements in interest rates and do not contemplate other variables; do not incorporate changes in the variables in relation to other variables; are subject to the accuracy of various models and assumptions used; and do not incorporate other factors that would affect the Company's overall financial performance in such scenarios, including operational adjustments made by management to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as an earnings forecast.

(2) Includes loans acquired for sale and IRLCs, net of associated hedges, Agency and Non-Agency MBS assets

(3) Includes MSRs, ESS, and hedges which include put and call options on MBS, Eurodollar futures and Treasury futures

(4) Net exposure represents the net position of the "Long" Assets Position and the MSR/ESS Investments and Hedges

PennyMac® 3Q14 Earnings Report | 22

($ in millions) 3Q13 4Q13 1Q14 2Q14 3Q14 Fundings Conventional 3,608$ 2,419$ 1,907$ 2,911$ 3,509$ Government 3,992 3,340 2,913 3,991 4,378 Jumbo 74 14 13 81 169 Total 7,674$ 5,773$ 4,833$ 6,983$ 8,056$ Locks Conventional 2,923$ 2,532$ 2,163$ 3,393$ 3,554$ Government 3,718 3,455 3,282 4,398 4,621 Jumbo 22 20 66 314 199 Total 6,662$ 6,008$ 5,512$ 8,105$ 8,373$ Fundings and Locks by Product 23 Note: Figures may not sum exactly due to rounding 3 Q14 Earnings Report

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Distressed Portfolio by Acquisition Period

1Q10	Purchase	3Q14
Balance ($mm)	$ 182.7	41.3
Pool Factor[1]	1.00	0.23
Current	6.2%	26.8%
30	1.6%	7.4%
60	5.8%	1.8%
90+	37.8%	18.7%
FC	46.4%	35.9%
REO	2.3%	9.4%

2Q10	Purchase	3Q14
Balance ($mm)	$ 195.5	36.6
Pool Factor[1]	1.00	0.19
Current	5.1%	21.5%
30	2.0%	7.1%
60	4.1%	7.1%
90+	42.8%	17.5%
FC	45.9%	28.8%
REO	0.0%	17.8%

3Q10	Purchase	3Q14
Balance ($mm)	$ 146.2	24.2
Pool Factor[1]	1.00	0.17
Current	1.2%	18.7%
30	0.4%	5.5%
60	1.3%	5.9%
90+	38.2%	24.7%
FC	58.9%	29.9%
REO	0.0%	15.3%

4Q10	Purchase	3Q14
Balance ($mm)	$ 277.8	64.7
Pool Factor[1]	1.00	0.23
Current	5.0%	24.9%
30	4.0%	6.7%
60	5.1%	3.8%
90+	26.8%	21.9%
FC	59.1%	27.8%
REO	0.0%	15.0%

1Q11	Purchase	3Q14
Balance ($mm)	$ 515.1	165.8
Pool Factor[1]	1.00	0.32
Current	2.0%	19.4%
30	1.9%	7.1%
60	3.9%	3.4%
90+	25.9%	19.7%
FC	66.3%	38.3%
REO	0.0%	12.2%

2Q11	Purchase	3Q14
Balance ($mm)	$ 259.8	92.8
Pool Factor[1]	1.00	0.36
Current	11.5%	25.6%
30	6.5%	8.1%
60	5.2%	4.1%
90+	31.2%	26.4%
FC	43.9%	25.3%
REO	1.7%	10.5%

3Q11	Purchase	3Q14
Balance ($mm)	$ 542.6	169.4
Pool Factor[1]	1.00	0.31
Current	0.6%	19.5%
30	1.3%	3.7%
60	2.0%	3.7%
90+	22.6%	30.3%
FC	73.0%	29.7%
REO	0.4%	13.1%

4Q11	Purchase	3Q14
Balance ($mm)	$ 49.0	26.3
Pool Factor[1]	1.00	0.54
Current	0.2%	31.5%
30	0.1%	3.5%
60	0.2%	3.5%
90+	70.4%	30.1%
FC	29.0%	27.6%
REO	0.0%	3.9%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	3Q14
Balance ($mm)	$ 402.5	154.3
Pool Factor[1]	1.00	0.38
Current	45.0%	32.2%
30	4.0%	10.1%
60	4.3%	5.5%
90+	31.3%	26.2%
FC	15.3%	17.7%
REO	0.1%	8.3%

3Q12	Purchase	3Q14
Balance ($mm)	$ 357.2	205.5
Pool Factor[1]	1.00	0.58
Current	0.0%	18.9%
30	0.0%	2.2%
60	0.1%	1.6%
90+	49.1%	18.3%
FC	50.8%	39.7%
REO	0.0%	19.2%

4Q12	Purchase	3Q14
Balance ($mm)	$ 290.3	189.9
Pool Factor[1]	1.00	0.65
Current	3.1%	24.5%
30	1.3%	7.6%
60	5.4%	4.8%
90+	57.8%	19.7%
FC	32.4%	24.7%
REO	0.0%	18.7%

[1] Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

PennyMac® 3Q14 Earnings Report | 24

Purchase 3Q14 Purchase 3Q14 Purchase 3Q14 Purchase 3Q14 Balance ($mm) 366.2$ 245.4 Balance ($mm) 397.3$ 328.9 Balance ($mm) 929.5$ 796.6 Balance ($mm) 507.3$ 471.2 Pool Factor (1) 1.00 0.67 Pool Factor (1) 1.00 0.83 Pool Factor (1) 1.00 0.86 Pool Factor (1) 1.00 0.93 Current 1.6% 36.3% Current 4.8% 19.3% Current 0.8% 13.4% Current 1.4% 7.9% 30 1.5% 8.4% 30 7.4% 6.1% 30 0.3% 1.6% 30 0.2% 0.8% 60 3.5% 4.8% 60 7.6% 4.5% 60 0.7% 1.1% 60 0.0% 0.5% 90+ 82.2% 21.3% 90+ 45.3% 25.6% 90+ 58.6% 29.8% 90+ 38.3% 24.5% FC 11.2% 18.3% FC 34.9% 31.0% FC 39.6% 41.1% FC 60.0% 56.2% REO 0.0% 10.9% REO 0.0% 13.5% REO 0.0% 13.1% REO 0.0% 10.1% Purchase 3Q14 Purchase 3Q14 Balance ($mm) 439.0$ 411.6 Balance ($mm) 37.9$ 36.1 Pool Factor (1) 1.00 0.94 Pool Factor (1) 1.00 0.95 Current 6.2% 12.4% Current 0.7% 3.9% 30 0.7% 1.4% 30 0.6% 1.6% 60 0.7% 0.8% 60 1.4% 0.0% 90+ 37.5% 19.9% 90+ 59.0% 60.4% FC 53.8% 57.3% FC 38.2% 29.9% REO 1.1% 8.2% REO 0.0% 4.1% 1Q14 2Q14 1Q13 2Q13 3Q13 4Q13 Distressed Portfolio by Acquisition Period (cont.) 25 (1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition 3 Q14 Earnings Report

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$592 $861 $847 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance $1,440 $2,061 $2,199 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance 26 Nonperforming Loans (at September 30 , 2014) Performing Loans (at September 30 , 2014) • Nonperforming loans are held on the balance sheet at fair value which is less than both the UPB and collateral value – Returns realized over time through property resolution strategies, including short sales and deeds - in - lieu of foreclosure • Performing loans are held on the balance sheet at fair value which is less than both the UPB and collateral value – Returns realized over time through interest income, restructure / refinance disposition strategies, and bulk loan sales Carrying Values for PMT’s Distressed Whole Loans (in millions) (in millions) 3 Q14 Earnings Report

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3Q14 Earnings Report 27 (1) Cash from investing activities includes net decrease in short - term investments; repayments of mortgage - backed securities at fair value; sales and repayments of mortgage loans at fair value; repayments of mortgage loans under forward purchase agreements at fair value; repayment of excess servicing spread investment; sales of real estate acquired in settlement of loans; sales of r eal estate acquired in settlement of loans under forward purchase agreements; sale of mortgage servicing rights; and increase in margin deposits and restricted cash. Cash from operating activities includes “cash” net income, which is net income reduced by: net gain on mortgage loans acquired for sale at fair value; accrual of unearned discounts and amortization of premiums on mortgage - backed securities, mortgage loans at fair value, and asset - backed secured financing; capitalization of interest on mortgage loans at fair value; accrual of intere st on excess servicing spread; amortization of credit facility commitment fees and debt issuance costs; costs related to forward purchase agreements; net gain on investments; change in fair value, amortization, and impairment of mortgage servicing rights; results of real estate acquired in settlement of loans; and share - based compensation expense. (2) Net change in debt financing includes sales and repurchases of assets under agreement to repurchase; and repayment of asset - backed secured financing at fair value. This amount is included in financing activities in the Company’s cash flow statement . (3) Net cash used in correspondent loan production includes purchases of mortgage loans acquired for sale at fair value; sales of mortgage loans acquired for sale at fair value, reduced by the lesser of cash losses or the value of MSRs recorded in loan sales; and sales of mortgage loans acquired for sale to PennyMac Financial Services, Inc. This amount, plus the lesser of cash losses or the value of MSRs recorded in loan sales, is included in operating activities in the Company’s cash flow statement . (4) Other operating activities includes net increase in other balance sheet assets reduced by net increases in other balance sheet liabilities not otherwise included above. This amount is included in operating activities in the Company’s cash flow statement . (5) New investments in MSRs, ESS, MBS, and NPLs includes purchases of mortgage - backed securities at fair value; purchases of mortgage loans at fair value; the lesser of cash losses or the value of MSRs recorded in loan sales; purchase of excess servicing spread from PennyMac Financial Services, Inc.; purchase of Agency debt security; settlements of derivative financial instrume nts ; purchase of real estate acquired in settlement of loans; and purchase of mortgage servicing rights. This amount, excluding the lesser of cash losses or the value of MSRs recorded in loan sales, is included in investing activities in the Company’s cash flow statement . Detailed Descriptions for Items on Slide 6

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